EXHIBIT 10.2

CANCELLATION AGREEMENT

This Cancellation Agreement (this “Agreement”) is entered into effective as of December 31, 2020 by and between Viking Energy Group, Inc., a Nevada corporation (“Borrower”) and EMC Capital Partners, LLC, a _________ limited liability company (“Lender”).  Borrower and Lender may each be referred to individually as a “Party” or collectively as the “Parties”.

RECITALS

A.	On or about February 3, 2020, in connection with an acquisition of oil and gas interests closed on or about such date (the “Acquisition”), Borrower issued a secured promissory note in the original principal amount of $20,869,218, to Lender, subject to revision to the extent of any post-closing adjustment payments in connection with the acquisition (the “Note”).

B.	Borrower is a subsidiary of Camber Energy, Inc., a Nevada corporation (“Camber”), and Camber and Borrower are parties to that certain Stock Purchase Agreement dated as of December 31, 2020 (the “SPA”), pursuant to which Lender is purchasing 1,890 shares of Camber’s Series C Redeemable Convertible Preferred Stock (the “Shares”) in consideration of which Lender is willing to cancel the Note and waive all amounts owed by Borrower to Lender thereunder on the terms and conditions stated herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Cash Payment. Borrower shall pay $325,000 in immediately available funds to Lender.

2. Note Cancellation. As partial consideration for Camber’s issuance of the Shares to Lender, Lender hereby cancels and terminates in full the Notes and all other liabilities, claims, amounts owing, and other obligations thereunder.

3. Mutual Release. Each Party, on its own behalf and on behalf of each of its past and present officers, directors, shareholders, employees, agents, representatives, affiliates, subsidiaries, divisions, predecessors, heirs, successors and administrators, hereby releases and forever discharges the other Party and each of its respective past and present affiliates, subsidiaries, predecessors, successors, and assigns, and each of its respective past and present members, shareholders, employees, agents, representatives, officers and directors, of and from any and all demands, obligations, actions, claims (for indemnification or otherwise), causes of action, rights, debts, liabilities, damages, costs, losses, expenses and compensation of any kind, liquidated or unliquidated, anticipated or unanticipated, known or unknown, matured or unmatured, now or hereinafter existing arising as a result of the Note; provided, however, that nothing contained herein shall relieve any Party of any of its obligations under this Agreement, or extinguish or modify any rights that any Party may have under this Agreement or under the SPA.

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4. Governing Law. This Agreement shall be interpreted under the laws of the State of Nevada without regard to conflict of law principles.

5. Prevailing Party. If any legal action or other proceeding is brought for the enforcement of this Agreement executed in connection with, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement or any document, instrument or agreement executed in connection herewith, the successful prevailing party shall be entitled to recover reasonable attorney’s fees, court costs and all other costs and expenses incurred in that action or proceeding.

6. Drafting. Each of the Parties hereto acknowledges that each Party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

7. Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous proposals and agreements, oral or written, and all other communications or understandings between the Parties relating to the subject matter hereof

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

VIKING ENERGY GROUP, INC.

By:	/s/ James A. Doris
Name:	James A. Doris
Title:	President & CEO

EMC CAPITAL PARTNERS, LLC

By:	/s/ Borris Cohen
Name:	Borris Cohen
Title:	Authorized Signatory

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